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                                                                    Exhibit 24.1


                                 CERTIFICATION
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     I, Karin M. Kinney, Secretary of Alco Standard Corporation (the
"Corporation") do hereby certify that the following resolutions were duly passed by the Board of Directors of the Corporation on November 8, 1996, and that such resolutions are, as of the date hereof, in full force and effect:


             FURTHER RESOLVED, that each of the officers and directors of the corporation is hereby authorized to appoint attorneys-in-fact on behalf of each of them, each attorney-in-fact with the power of substitution, to execute on such officer's or director's behalf, one or more registration statements and annual reports of the corporation for filing with the Securities and Exchange Commission ("SEC"), and any and all amendments to said documents which said attorney may deem necessary or desirable to enable the corporation to register the offering of (i) serial preferred stock; (ii) common stock; (iii) debt securities; and/or (iv) participation interests in employee benefit plans under the federal securities law, and to further enable the corporation to file such reports as are necessary under Section 13 or 15(d) of the Securities Exchange Act of 1934 and such other documents as are necessary to comply with all rules, regulations or requirements of the SEC in respect thereto; and

     FURTHER RESOLVED, that any officer of the corporation is hereby authorized to do and perform, or cause to be done or performed, any and all things and to execute and deliver any and all agreements, certificates, undertakings, documents or instruments necessary or appropriate in order to carry out the purpose and intent of the foregoing resolutions.

     IN WITNESS WHEREOF, the undersigned has set her hand this 3rd day of January, 1997.


                                               /s/ KARIN M. KINNEY
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